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                                                                    Exhibit 16.1



April 23, 2001

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We have read the statements made by EarthWeb Inc. (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K report dated April 18, 2001. We agree with the statements concerning our Firm in such Form 8-K.

 Very truly yours,


/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP